Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

     Monthly Period ended                  6/30/2006
     Distribution Date                     7/17/2006
     All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                                -------------------------------------------------------------------
                                                                  Total       Allocated to        Allocated to Investor Interest
 1   Sources of funds                                                          Transferor      Total      Series 05-A   Series 05-B
                                                                -------------------------------------------------------------------
     Principal Collections                                       1,069,784       450,881       618,903       309,370       309,533
     Finance Charge Collections                                     84,225        35,498        48,727        24,357        24,370
                                                                -------------------------------------------------------------------
     Total Funds Received                                        1,154,009       486,379       667,630       333,727       333,902
                                                                -------------------------------------------------------------------

                                                                --------------------------------------
 2   Application of Principal Collections                        Total       Series 05-A   Series 05-B
     Investor Percentage of Principal Collections                  618,903       309,370       309,533
     deduct:
     Utilised Retained Principal Collections
                  allocable to Class C                                   0             0             0
                  allocable to Class B                                   0             0             0
     Transferred to Series Collections Ledger                            0             0             0
     Shared Principal Collections                                        0             0             0

                                                                --------------------------------------
     Cash Available for Acquisition                                618,903       309,370       309,533
                                                                --------------------------------------

                                                                --------------------------------------
 3   Application of Finance Charge Collections                   Total       Series 05-A   Series 05-B
     Investor Percentage of Finance Charge Collections              48,727        24,357        24,370
     deduct:
     Trustee payment amount                                           3.34             2             2
     Loan Note Issuer Costs                                             24            12            12
     Monthly Distribution Amounts                                   12,222         6,092         6,130
     Servicing fee payable to RBS                                    1,807           903           904
     Cash Management fee payable to RBS                                  1          0.50          0.50
     Investor Default Amount                                        16,947         8,471         8,476
     Expenses loan principal and interest                               --            --            --

     Available Spread                                               17,723         8,877         8,846
                                                                --------------------------------------

 4   Payments in respect of the Securities                      --------------------------------------
     Series 05-A                                                 Class A        Class B       Class C
                                                                 USD 000s       USD 000s      USD 000s
     Balance at 15 June 2006                                     2,175,000       175,000       150,000
     Principal repayments on 17 July 2006                               --            --            --
                                                                --------------------------------------
     Balance carried forward on 17 July 2006                     2,175,000       175,000       150,000
                                                                --------------------------------------

     Interest due on 17 July 2006                                   10,090           837           736
     Interest paid                                                 (10,090)         (837)         (736)
                                                                --------------------------------------
     Interest unpaid                                                    --            --            --
                                                                --------------------------------------

                                                    --------------------------------------------------------------------------------
     Series 05-B                                     Class A-1     Class A-2     Class A-3     Class B-3     Class C-1     Class C-3
                                                     USD 000s      EUR 000s      GBP 000s      GBP 000s      USD 000s      GBP 000s
     Balance at 15 June 2006                           435,000       450,000       700,000       101,000        42,000        63,000
     Principal repayments on 17 July 2006                   --            --            --            --            --            --
                                                    --------------------------------------------------------------------------------
     Balance carried forward on 17 July 2006           435,000       450,000       700,000       101,000        42,000        63,000
                                                    --------------------------------------------------------------------------------

     Interest due on 17 July 2006                           --         1,186            --            --            --            --
     Interest paid                                          --        (1,186)           --            --            --            --
                                                    --------------------------------------------------------------------------------
     Interest unpaid                                        --            --            --            --            --            --
                                                    --------------------------------------------------------------------------------

 5   Transaction Accounts and Ledgers
                                                                ----------------------------------------
                                                                  Total        Series 05-A   Series 05-B
     Reserve Account
     Required Reserve Amount                                            --            --            --
                                                                ----------------------------------------
     Balance at 15 June 2006                                            --            --            --
     Transfer in/out this period                                        --            --            --
     Interest earned                                                    --            --            --
                                                                ----------------------------------------
     Balance carried forward on 17 July 2006                            --            --            --
                                                                ----------------------------------------

     Spread Account
     Required Spread Account Amount                                     --            --            --
                                                                ----------------------------------------
     Balance at 15 June 2006                                            --            --            --
     Transfer in/out this period                                        --            --            --
     Interest earned                                                    --            --            --
                                                                ----------------------------------------
     Balance carried forward on 17 July 2006                            --            --            --
                                                                ----------------------------------------

     Principal Funding Account
     Balance at 15 June 2006                                            --            --            --
     Transfer in/out this period                                        --            --            --
     Interest earned                                                    --            --            --
                                                                ----------------------------------------
     Balance carried forward on 17 July 2006                            --            --            --
                                                                ----------------------------------------

                                        --------------------------------------------------------------------------------------------
 6   Subordination Percentages                          Series 05-A                                    Series 05-B
                                               Original                Current                Original                 Current
                                        (pound)000      %       (pound)000     %       (pound)000       %       (pound)000       %
     Class A Investor Interest           1,257,225      87%      1,257,225     87%      1,257,568       87%      1,257,568       87%
     Class B Investor Interest             101,156       7%        101,156      7%        101,000        7%        101,000        7%
     Class C Investor Interest              86,705       6%         86,705      6%         87,277        6%         87,277        6%
                                        --------------------------------------------------------------------------------------------
     Total Investor Interest             1,445,087     100%      1,445,087    100%      1,445,845      100%      1,445,845      100%
                                        --------------------------------------------------------------------------------------------

                                        --------------------------------------------------------------------------------------------

 7   Assets of the Trust
                                                                ----------------
                                                                      (pound)000
                                                                ----------------
     Total receivables at    30-Jun-06                          (pound)4,911,036
                                                                ----------------

     Aggregate amount of receivables that, as at
     30 June 2006 were delinquent by:              30-59 days             62,470
                                                   60-89 days             50,087
                                                  90-179 days            127,062
                                                180 or more days         176,120

                                                                ----------------

 8   Material Changes

     New Issuance during period                                          NONE

     Material modifications to pool asset terms                          NONE

     Material modifications to origination policies                      NONE

     Material breaches of pool asset representations,
     warranties or covenants                                             NONE

 9   Trigger Information

     Series Pay Out Events                                               NONE

     Trust Pay Out Events                                                NONE

10   Other Material Information that would be reportable on form 10-Q

     Legal Proceedings                                                   NONE

     Changes in Securities                                               NONE

     Submission of Matters to a Vote of Security Holders                 NONE

     Other Information                                                   NONE

     IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 17th day of July, 2006

     ----------------------------------------------
     The Royal Bank of Scotland plc, as Servicer
     Colin Baillie
     Chief Financial Officer, Cards Business